Exhibit 99

Annovis Provides Corporate Updates and Reports Fiscal Year 2025 Financial Results

Malvern, PA, March 16, 2026 -- Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a Phase 3 clinical-stage biotechnology company developing the investigational oral therapy, buntanetap, for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD), today announced business updates and reported financial results for the fiscal year 2025.

In 2025, Annovis achieved a significant milestone in its clinical development program with the initiation of a pivotal Phase 3 clinical trial in early AD. The year was largely dedicated to the activation of clinical sites and the enrollment of participants across the United States. The Company also reported encouraging data from both its previous Alzheimer's and Parkinson's programs, demonstrating a potential disease-modifying signal for buntanetap through reductions in biomarkers of amyloid and tau pathology, neuroinflammation, and neurodegeneration. Building on this momentum, Annovis recently initiated an open-label extension (OLE) study in PD.

"The year 2025 was a landmark period for Annovis, one in which we took decisive steps toward bringing buntanetap to patients," said Maria Maccecchini, Ph.D., Founder and CEO of Annovis. "We initiated our pivotal Phase 3 AD study and later launched an OLE PD study, both critical milestones on the path to an NDA submission. Throughout the year, we remained focused on designing, preparing, and executing these studies with the highest standards of rigor while maintaining our scientific presence through key conferences, meetings, and publications. Equally important, we also revealed new biomarker data on buntanetap from our ongoing analysis of the completed studies, reinforcing the drug’s therapeutic potential."

Clinical progress

Alzheimer’s disease

•	In February 2025, Annovis launched a pivotal Phase 3 study (NCT06709014) evaluating buntanetap over a period of 18 months as both a symptomatic (6 months) and a potential disease-modifying (18 months) treatment in early AD patients.

•	In October 2025, Annovis announced that the first participants reached the 6-month milestone aimed at measuring the symptomatic effect of buntanetap.

•	In October 2025, the Company also reported new biomarker data from its Phase 2/3 AD trial, demonstrating potential disease-modifying activity of buntanetap as measured by reductions in biomarkers of neurotoxic proteins, neuroinflammation, and neurodegeneration.

•	In February 2026, Annovis received a positive recommendation from the Data and Safety Monitoring Board (DSMB) regarding buntanetap’s safety at 6 months, supporting the continuation of the trial without modifications.

•	As of March 2026, Annovis has enrolled 65% of the target participant population for its pivotal Phase 3 AD clinical trial across 83 clinical sites in the United States.

Parkinson’s disease

•	In November 2025, Annovis reported novel biomarker data linking amyloid co-pathology in PD to accelerated cognitive decline. The data also showed that buntanetap improved cognition in these patients and reduced amyloid and tau pathology as measured by total tau, phosphorylated tau (pTau217), and brain-derived tau.

•	In December 2025, Annovis announced an OLE study in PD (NCT07284784), which commenced in January 2026. The OLE study is currently enrolling patients from the Company’s previous PD trials as well as new participants with a stable deep brain stimulation (DBS) therapy, and it is designed to evaluate the long-term safety and tolerability of buntanetap over 36 months. The study also aims to evaluate a potential efficacy response and collect biomarker data to measure changes in disease pathology.

•	In January 2026, following the data demonstrating significant cognitive improvements in cognitively impaired PD patients with amyloid pathology after treatment with buntanetap, Annovis met with the FDA to discuss a new study in PD dementia (PDD). The Company received a positive recommendation to proceed and is currently in discussions with the FDA to determine the trial design and endpoints for its execution.

Buntanetap development

•	In August 2025, Annovis announced the transfer of all Company’s patents to the new crystal form of buntanetap. This new form offers improved solid-state stability while preserving the drug’s pharmacokinetic profile. This transfer also extends the intellectual property protection for buntanetap – covering composition of matter, mechanism of action, applications of buntanetap for multiple indications, and its combination with other drugs – until 2047.

•	As of year-end 2025, Annovis held a total of 40 granted patents and 48 patent applications. Most granted patents have received approval across major global markets, and all patent applications have been or are being filed worldwide.

•	In September 2025, Annovis announced a publication in a peer-reviewed journal Biomolecules describing the new crystal form of buntanetap, its pharmacokinetics, and comparison to the original form.

•	The new crystal form is now used in the ongoing clinical trials – pivotal Phase 3 AD study and OLE PD study – and will be used in any future Company’s trials.

Business highlights

•	In 2025, Annovis' leadership participated in key scientific conferences, including the Drug Development Summit focused on innovative PD treatments; AD/PD 2025, where the Company delivered two presentations and participated in a forum discussion; the Alzheimer's Association International Conference (AAIC) 2025, with four presentations; the Reuters Event: Pharma Clinical Innovation USA 2025; the Clinical Trials on Alzheimer's Disease (CTAD) conference, with two presentations; and the 2025 Annual Meeting of the Parkinson's Study Group.

•	Annovis also presented at major investor conferences, including the Oppenheimer 34th Annual Healthcare Life Sciences Conference and the H.C. Wainwright 27th Annual Global Investment Conference.

•	Additionally, the Company hosted several webinars, including corporate update and patient webinars, where the management team provided updates on the clinical trial progress and answered live questions from the audience.

Management highlights

•	In 2025, Annovis expanded its core management team by appointing Mark Guerin as CFO and Hui Liu as Director of Biostatistics.

•	Mark Guerin, CPA, CMA, CFM, Annovis' CFO, has an extensive background in biopharma financial operations, including financial reporting, forecasting, internal controls, IPOs, follow-on offerings, and acquisitions and divestitures.

•	Hui Liu, Director of Biostatistics, has an extensive experience in statistical methodology and analysis, design and reporting of all phases of clinical trials, and interpreting complex data to support regulatory submissions.

Financial results

•	Research and development expenses for the year ended December 31, 2025 were $25.2 million compared to $20.0 million for the year ended December 31, 2024. General and administrative expenses for the year ended December 31, 2025 were $4.5 million compared to $6.7 million for the year ended December 31, 2024. Annovis reported a $1.40 basic and $1.40 diluted net loss per common share for the year ended December 31, 2025 on 20.6 million weighted-average common shares outstanding, compared to a $2.02 basic and $2.31 diluted net loss per common share for the year ended December 31, 2024 on 12.2 million weighted-average common shares outstanding.

•	Annovis’ cash and cash equivalents totaled $19.5 million as of December 31, 2025 compared to $10.6 million as of December 31, 2024. The Company estimates that its current cash and cash equivalents, including proceeds from its stock offerings in the fourth quarter of 2025, will enable it to fund its operations into the third quarter of 2026. The Company had 27.2 million shares of common stock outstanding as of December 31, 2025.

About Annovis

Headquartered in Malvern, Pennsylvania, Annovis Bio, Inc. (NYSE: ANVS) is a Phase 3 clinical-stage biotechnology company developing treatments for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD). The Company's lead drug candidate, buntanetap (formerly posiphen), is an investigational once-daily oral therapy that inhibits the translation of multiple neurotoxic proteins, including APP and amyloid beta, tau, alpha-synuclein, and TDP-43, through a specific RNA-targeting mechanism of action. By addressing the underlying causes of neurodegeneration, Annovis aims to halt disease progression and improve cognitive and motor functions in patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Investor Alerts

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for email alerts at https://www.annovisbio.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Actual results may differ due to various risks and uncertainties, including those outlined in the Company’s SEC filings under “Risk Factors” in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Contact Information:
Annovis Bio Inc.
101 Lindenwood Drive
Suite 225
Malvern, PA 19355
www.annovisbio.com

Investor Contact:
Alexander Morin, Ph.D.
Director, Strategic Communications
Annovis Bio
ir@annovisbio.com

(Tables to follow)

ANNOVIS BIO, INC.

Balance Sheets

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$19,532,338	$10,551,916
Prepaid expenses and other current assets	1,549,287	3,373,717
Total assets	$21,081,625	$13,925,633
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,590,516	$2,305,974
Accrued expenses	1,044,859	1,575,013
Total current liabilities	3,635,375	3,880,987
Non-current liabilities:
Warrant liability	595,000	737,000
Total liabilities	4,230,375	4,617,987
Commitments and contingencies
Stockholders’ equity (deficit) :
Preferred stock - $0.0001 par value, 2,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized and 27,199,139 and 14,151,521 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	2,719	1,414
Additional paid-in capital	180,552,190	144,155,694
Accumulated deficit	(163,703,659)	(134,849,462)
Total stockholders’ equity	16,851,250	9,307,646
Total liabilities and stockholders’ equity	$21,081,625	$13,925,633

ANNOVIS BIO, INC.

Statements of Operations

	Year Ended December 31,
	2025	2024
Operating expenses:
Research and development	$25,215,607	$19,995,447
General and administrative	4,479,651	6,699,481
Total operating expenses	29,695,258	26,694,928
Operating loss	(29,695,258)	(26,694,928)
Other income (expense):
Interest income	699,061	331,849
Other financing costs	—	(1,853,189)
Change in fair value of warrants	142,000	3,625,893
Total other income (expense), net	841,061	2,104,553
Net loss	$(28,854,197)	$(24,590,375)
Net loss per share
Basic	$(1.40)	$(2.02)
Diluted	$(1.40)	$(2.31)
Weighted-average number of common shares used in computing net loss per share
Basic	20,551,997	12,182,475
Diluted	20,551,997	12,235,444